UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2016

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 1, 2016 Acorda Therapeutics, Inc. (the "Company") issued a press release announcing that Burkhard Blank, M.D. has assumed the role of Chief Medical Officer (CMO) of the Company, effective immediately.  Dr. Blank was appointed as the Company's interim CMO in January 2016, and previously served as CMO for several biopharmaceutical companies, including Boehringer Ingelheim.

Dr. Blank has more than 25 years of industry experience, holding senior leadership positions with responsibility for managing international clinical trial programs, as well as heading regulatory affairs, statistics, drug safety and related departments.  As CMO of Boehringer Ingelheim, Dr. Blank oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two U.S. Food and Drug Administration (FDA) Advisory Committee Meetings; subsequently, all five NDAs received FDA approval.

Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational New Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies.  Dr. Blank received his medical degree from Universitaet Marburg, Germany.

A copy of the press release announcing Dr. Blank's employment as CMO is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

July 1, 2016	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 1, 2016